Exhibit 99.1

November 18, 2010

Dear Shareholder:

You recently received proxy materials for First Chester Financial Corporation’s upcoming special meeting of shareholders on December 8, 2010. I’m writing to you to provide additional information for your consideration and to request you to cast your vote “FOR” adoption of the agreement and plan of merger with Tower Bancorp, Inc. (“Tower”).

The Board of Directors has concluded that the merger is in the best interests of First Chester and its shareholders. In Tower, First Chester has a well-capitalized and profitable merger partner, and the combined company will continue to serve our communities, customers, and clients. As more fully described in the joint proxy statement/prospectus, the exchange ratio is subject to adjustment in the event that First Chester Delinquent Loans, as defined in and calculated in accordance with the merger agreement, are equal to or less than $35 million, or greater than $55 million, as of the last business day of the month prior to the closing date of the merger. Further, it is a condition of the merger that First Chester Delinquent Loans not exceed $90 million as of the last business day of the month prior to the closing date of the merger.

If the merger were to close on or prior to November 30, 2010, the exchange ratio would have been 0.291 based on First Chester Delinquent Loans as of October 29, 2010 of $78.3 million As disclosed in the joint proxy statement/prospectus relating the proposed merger, the final exchange ratio cannot be determined until the closing of the merger, which is expected to occur in mid-December 2010, in which event the final exchange ratio would be determined based on First Chester Delinquent Loans calculated as of November 30, 2010.

Additionally, enclosed is a copy of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. You should review the information contained in this report in conjunction with the information provided in the joint proxy statement/prospectus prior to casting your vote on the agreement and plan of merger with Tower.

The Board of Directors, management and I believe that the merger is the best route forward for First Chester and urge you to vote “FOR” the adoption of the agreement and plan of merger on your proxy and submit your vote. Whether or not you plan to attend the special meeting, the Board of Directors of First Chester urges you to complete and sign the proxy card enclosed with the joint proxy statement/prospectus and mail it promptly in the postage-prepaid envelope or, in the alternative, vote electronically over the Internet at www.proxyvote.com or by touch tone telephone at 1-800-690-6903. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are registered in “street name,” you will need additional documentation from your broker in order to vote in person at the special meeting.

Continuing through the completion of the merger, Phoenix Advisory Services, First Chester’s proxy solicitor, will make current exchange ratio and merger consideration information available to First Chester and Tower shareholders at the following toll-free number: 1-800-576-4314.

Thank you for your time to review this very important material and for your affirmative vote on the agreement and plan of merger.

Sincerely,

John A. Featherman, III

Chairman, CEO and President

Additional Information About the Merger

The proposed transaction will be submitted to the shareholders of First Chester and Tower for their consideration and approval. In connection with the proposed transaction, Tower has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which has been declared effective by the SEC and includes a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester on or about November 5, 2010. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Tower and First Chester, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666 or by contacting First Chester Financial Corporation, 9 North High Street, West Chester, Pennsylvania 19381 Attention: John Stoddart, Investor Relations, telephone 484-881-4141. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Participants in the Transaction

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction is set forth in the joint proxy statement/prospectus filed with the SEC. You can also find information about Tower’s executive officers and directors in its definitive proxy statement filed with the SEC on April 23, 2010, which is available at the SEC’s Internet site (www.sec.gov). Additional information about First Chester’s executive officers and directors is set forth in its Form 10-K filed with the SEC on July 27, 2010, which is available at the SEC’s Internet site. You can also obtain free copies of these documents from Tower or First Chester, as appropriate, using the contact information above.

This document is not an offer to sell shares of Tower’s securities which may be issued in the proposed transaction. Such securities are offered only by means of the joint proxy statement/prospectus referred to above.

About First Chester County Corporation

First Chester County Corporation and its wholly owned subsidiary, First National Bank of Chester County, is a financial institution with $1.2 billion in assets and with 23 branch offices located in Chester, Delaware, Lancaster and Cumberland counties. Founded in 1863, First National Bank of Chester County is the eighth oldest national bank in the country. First National provides quality financial services to individuals, businesses, government entities, non profit organizations, and community service groups. Wealth Management and Trust Services are provided through First National Wealth Management, a division of First National Bank of Chester County. For more information, visit www.1nbank.com. Mortgage services are provided through American Home Bank, a division of First National Bank of Chester County. American Home Bank (AHB) has multiple national delivery channels in the retail and wholesale mortgage arena as well as joint venture mortgage partnerships with builders and systems-built manufacturers. For more information visit www.bankahb.com.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.’s and First Chester County Corporation’s filings with the Securities and Exchange Commission (SEC).